UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
May 31, 2017
 Date of Report (date of earliest event reported)
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OpGen, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)
(240) 813-1260
(Registrant's telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 31, 2017, OpGen, Inc. (the "Company") entered into a Note Purchase Agreement with jVen Capital, LLC, a Delaware limited liability company ("jVen Capital"),  under which jVen Capital agreed to lend bridge financing in an aggregate principal amount of up to $1,500,000 to the Company in the form of three $500,000 secured convertible promissory notes (the "Note Purchase Agreement").  The disclosure set forth below in Item 3.02 of this Current Report on Form 8-K relating to the Note Purchase Agreement and the transactions contemplated thereby  is hereby incorporated into this item by reference.
jVen Capital is an affiliate of Evan Jones, the Company's Chairman of the Board and Chief Executive Officer.  The transactions contemplated by the Note Purchase Agreement, and the entry into the Note Purchase Agreement and the related documents were approved by the independent members of the Company's Board of Directors, without Mr. Jones' present.  In addition, David Rubin, Ph.D., a member of the Board of Directors of the Company and affiliated with Merck Global Health Innovation Fund, LLC, a Delaware limited liability company and a shareholder of the Company ("MGHIF") disclosed his affiliation with MGHIF to the independent members of the Board and recused himself from approval of any transactions with MGHIF contemplated under the Note Purchase Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The descriptions of the Bridge Financing Notes and the A&R MGHIF Note in Section 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
Note Purchase Agreement
On May 31, 2017, the Company entered into a Note Purchase Agreement with jVen Capital, under which jVen Capital agreed to lend bridge financing in an aggregate principal amount of up to $1,500,000 to the Company in the form of three $500,000 secured convertible promissory notes. The principal terms of the Bridge Financing Notes to be provided under the Note Purchase Agreement are:
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the Company may access the bridge financing facility by providing five business days' notice to jVen Capital to receive financing in up to three $500,000 increments through the issuance of secured convertible promissory notes (each, a "Bridge Financing Note" and collectively, the "Bridge Financing Notes");

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each Bridge Financing Note, when issued, will carry an interest rate of 10% per annum (increased to 15% in an event of default), provide for the issuance of warrants to purchase common stock equal to 10% of the principal balance of such Bridge Financing Note, and entitle the holder to convert the principal and interest of such Bridge Financing Note into shares of common stock and warrants to be sold in a "qualified financing" (offering of debt or equity securities with net proceeds of $5 million or more to the Company) at a discount of 10% of the offering price in the qualified financing;

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a maturity date of September 30, 2017, when all principal and interest will be due on any outstanding Bridge Financing Notes; provided, that if a qualified financing occurs prior to September 30, 2017, the maturity date will be accelerated to a date that is five business days after the qualified financing closes, and if the Company does not complete a qualified financing by September 30, 2017, but is working on a transaction, the maturity date can be extended at the option of jVen Capital, but not beyond December 31, 2017;

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the Bridge Financing Notes are secured, pursuant to security agreements, by all of the Company's assets, but such liens are subordinate to the existing first priority security interest of MGHIF related to the July 2015 $1,000,000 promissory note by the Company and payable to MGHIF (the "MGHIF Note"); and

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assuming that any Bridge Financing Notes are then outstanding, if the Company does not pay any outstanding Bridge Financing Notes on a timely basis, seeks to liquidate the Company or enters into a bankruptcy proceeding, the then-outstanding Bridge Financing Notes would acquire a two times liquidation preference for unpaid principal and interest.  jVen Capital would then have the option to convert the Bridge Financing Notes to preferred stock at a ratio of one share of preferred stock per $1.00 of principal and interest, which preferred stock would be convertible into 10 shares of voting common stock, otherwise no further preferences are provided to the preferred stock.

A condition to the issuance of any Bridge Financing Notes and the Company receiving the financing evidenced thereby, is an extension of the maturity date of the MGHIF Note from July 14, 2017 to July 14, 2018.  To receive MGHIF's consent to such extension, on June 6, 2017, the Company amended and restated the terms of the MGHIF Note to: (i) increase the interest rate to 10%; (ii) issue warrants to purchase shares of common stock to MGHIF equal to ten percent of the principal and accrued interest of the MGHIF Note at the time the amended and restated senior secured convertible promissory note (the "A&R MGHIF Note") was issued; and (iii) provide for conversion of the A&R MGHIF Note upon maturity, at MGHIF's option, to common shares, at a discount of 10% of the then current market price of the Company's shares.
The Bridge Financing Notes are secured,  pursuant to security agreements, by all of the Company's assets, but such liens are subordinate to the liens securing the A&R MGHIF Note unless the Company liquidates or enters a bankruptcy proceeding; in such events MGHIF and jVen Capital would have equal secured status and the maturity date on all then-outstanding Bridge Financing Notes and the A&R MGHIF Note will accelerate.  The Company, its subsidiary AdvanDx, Inc., jVen Capital and MGHIF entered into an Intercreditor Agreement, dated June 6, 2017, to set forth these provisions.
Warrants
As part of the transactions contemplated by the Note Purchase Agreement and the A&R MGHIF Note, the Company will issue warrants to purchase shares of its common stock (the "Warrants") to jVen Capital and to MGHIF in private placement transactions.  Each Warrant is immediately exercisable, has an exercise price equal to 1.10% of the closing stock price of the Company's common stock on the trading day immediately preceding this issuance date and has a five-year term.

Registration Rights Agreements
In connection with the entry into the Note Purchase Agreement and the issuance of the A&R MGHIF Note, the Company also entered into an Amended and Restated Registration Rights Agreement, dated as of June 6, 2017 (the "Registration Rights Agreement"), with jVen Capital and MGHIF, pursuant to which jVen Capital and MGHIF were granted certain demand and piggyback registration rights to participate in subsequent registered offerings of the Company's common stock.
The foregoing descriptions of the Note Purchase Agreement, the A&R MGHIF Note, the Warrants and the Registration Rights Agreement (collectively, the "Transaction Documents") are only a summary and are qualified in their entirety by reference to the complete text of each such Transaction Document, which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:
Exhibit	Description
4.1	Form of Warrant to Purchase Common Stock.
10.1	Note Purchase Agreement, dated as of May 31, 2017, by and between OpGen, Inc. and jVen Capital, LLC (incorporated by reference to Exhibit 10.21 of Form S-1, File No. 333-218392, filed May 31, 2017).
10.2
Form of Secured Convertible Promissory Note to be issued by OpGen, Inc. to jVen Capital, LLC under the Note Purchase Agreement (incorporated by reference to Exhibit 10.21 of Form S-1, File No. 333-218392, filed May 31, 2017).

10.3	Amended and Restated Senior Secured Convertible Promissory Note issued by OpGen, Inc. to Merck Global Health Innovation Fund, LLC on June 6, 2017
10.4	Amended and Restated Registration Rights Agreement, dated as of June 6, 2017, by and among OpGen, Inc., jVen Capital, LLC and Merck Global Health Innovation Fund, LLC.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
OpGen, Inc.

Date: June 6, 2017	By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer